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                                                                       Exhibit C


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, the undersigned hereby constitutes and appoints each of Eliot Lauer and Jeremiah T. Mulligan, signing singly, the true and lawful attorney-in-fact for the undersigned, to:

         1. Execute for and on behalf of the undersigned, in connection with his position as the protector of the Relatasi Trust, a trust organized under the laws of Liechtenstein, (i) an amendment (the "Amendment") to a Schedule 13D that was filed on October 5, 1995, and amended by Amendment No. 1 dated November 2, 1995 and Amendment No. 2 dated December 28, 1995, and (ii) a Form 4 (the "Form 4"), relating to the sale on August 26, 1996 of 1,250,000 shares of the common stock of CPAC, Inc.

         2. Do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute the Amendment and the Form 4, and to file the Amendment and the Form 4 with the United States Securities and Exchange Commission (the "SEC") and to submit copies of the Amendment and the Form 4 to the NASDAQ Stock Market ("NASDAQ") and to CPAC, Inc.

         The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein


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granted, as fully to all intents and purposes as the undersigned might or could do if personally present, hereby ratifying and confirming all that such attorneys-in-fact shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted.

         The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming any of the undersigned's responsibilities to comply with either Section 13 or
Section 16 of the United States Securities Exchange Act of 1934, as amended.

         3. This Power of Attorney shall remain in full force and effect until the Amendment and the Form 4, as herein defined, is filed with the SEC and copies are forwarded to NASDAQ and CPAC, Inc., unless earlier revoked by the undersigned in a signed writing delivered to each of the foregoing attorneys-in-fact.

         IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 27th day of August, 1996.



                                                   /s/ Isaac Herzog
                                        ----------------------------------------
                                                       Isaac Herzog




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